SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Wachovia Corporation

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	56-0898180
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

One Wachovia Center Charlotte, North Carolina	28288-0013
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates:	333-123311
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
15.5% Trigger CAPITALSSM (Covered Asset ParticIpation Target exchAngeabLe Securities) Linked to the Common Stock of ImClone Systems Incorporated due August 4, 2006	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

Wachovia Corporation (the “Company”) hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated May 13, 2005 under “Description of the Notes We May Offer” and in the Preliminary Prospectus Supplement dated July 20, 2005 filed with the Commission on July 21, 2005 under Rule 424(b)(5), pursuant to an effective Registration Statement on Form S-3 (File No. 333-123311) filed with the Commission on March 14, 2005 under the Securities Act of 1933, as amended (the “Registration Statement”).

Item 2.	Exhibits.

1.	Senior Indenture, dated as of April 1, 1983, between the Company and Chemical Bank, as Trustee, including form of senior debt securities (included as Exhibit 4(a) to the Registration Statement)

2.	Supplemental Indenture, dated as of May 17, 1986, between the Company and Chemical Bank, as Trustee (included as Exhibit 4(b) to the Registration Statement)

3.	Supplemental Indenture, dated as of July 1, 1988, between the Company and Chemical Bank, as Trustee (included as Exhibit 4(c) to the Registration Statement)

4.	Supplemental Indenture, dated as of August 1, 1990, between the Company and Chemical Bank, as Trustee (included as Exhibit 4(d) to the Registration Statement)

5.	Form of 15.5% Trigger CAPITALSSM (Covered Asset ParticIpation Target exchAngeabLe Securities) Linked to the Common Stock of ImClone Systems Incorporated due August 4, 2006

6.	SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Wachovia Corporation (Registrant)

Date: July 28, 2005	By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Senior Vice President